Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-235855 on Form S-4 of our reports dated February 8, 2019, relating to the financial statements of Cleveland-Cliffs Inc. and the effectiveness of Cleveland-Cliffs Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cleveland-Cliffs Inc. for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Cleveland, Ohio

January 27, 2020